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                                                                    Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan of our report dated January 16, 1997, with respect to the 1996 consolidated financial statements of First Midwest Bancorp, inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP



Chicago, Illinois
December 11, 1997